UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gladstone Land Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-1892552
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1521 Westbranch Drive, Second Floor McLean, Virginia (703) 287-5800	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333-183965

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share (the “Common Stock”), of Gladstone Land Corporation, a Maryland corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of our Capital Stock” in the prospectus included in the Registrant’s Form S-11 Registration Statement (File No. 333-183965), initially filed with the Securities and Exchange Commission on September 18, 2012, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 28, 2013	GLADSTONE LAND CORPORATION

	By:	/s/ David Gladstone
	Name:	David Gladstone
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and President